SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2002

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
SIGNATURE

ITEM 5. OTHER EVENTS

     eBay Inc. has obtained all approvals under applicable state money transmitter laws that are required to complete its previously announced merger with PayPal, Inc. The merger remains subject to certain other closing conditions, including obtaining the requisite approval of PayPal’s stockholders, and there can be no assurance that such other closing conditions will be satisfied. The special meeting of PayPal’s stockholders is scheduled to be held on October 3, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2002	eBay Inc.

By:	/s/ MICHAEL R. JACOBSON

Michael R. Jacobson Senior Vice President, Legal Affairs, General Counsel and Secretary